Shutterfly Announces Second Quarter 2016 Financial Results

●	Second quarter 2016 net revenues increase 11% year-over-year

●	Shutterfly Business Solutions segment revenues double year-over-year

REDWOOD CITY, Calif. July 27, 2016 -- Shutterfly, Inc. (NASDAQ:SFLY), the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands, today announced financial results for the second quarter ended June 30, 2016.

“We’re pleased with our second quarter results,” said Christopher North, President and CEO. “Our performance was led by our flagship Shutterfly brand and continued strength in our SBS business. The team continues to make solid progress on Shutterfly 3.0, both in mobile and in migrating customers to the All New Shutterfly. Lastly, I’m delighted to have joined the Shutterfly team eight weeks ago, and look forward to working with the team as we enter the next phase of our growth.”

Second Quarter 2016 Financial Highlights

●	Net revenues totaled $204.0 million, an 11% year-over-year increase.

●	Consumer net revenues totaled $176.6 million, a 3% year-over-year increase.

●	Shutterfly Business Solutions net revenues totaled $27.4 million, a 117% year-over year increase.

●	Excluding a flash deal deferred revenue breakage catch-up in the second quarter of 2015, net revenues increased 16% year-over-year.

●	Excluding flash deal deferred revenue breakage in the second quarter of 2015, consumer net revenues increased 8% year-over-year.

●	Gross profit margin was 46.3% of net revenues, compared to 47.4% in the second quarter of 2015.

●	Excluding the effect of the flash deal deferred revenue breakage in the second quarter of 2015, gross profit margin was up 110 basis points year-over-year.

●	Operating expenses totaled $115.4 million compared to $115.6 million in the second quarter of 2015.

●	Excluding marketing expenses related to the flash deal deferred revenue breakage in the second quarter of 2015, total operating expenses increased 3% year-over-year.

●	Operating loss totaled $(21.1) million compared to a loss of $(28.4) million in the second quarter of 2015.

●	Net loss was $(16.5) million, compared to $(23.8) million in the second quarter of 2015.

●	Net loss per share was $(0.48), compared to $(0.63) in the second quarter of 2015.

●
Adjusted EBITDA was $18.2 million, compared to $15.6 million in the second quarter of 2015. Excluding the effect of the flash deal deferred revenue breakage in the second quarter of 2015 of $4 million, adjusted EBITDA increased 58%.

●	At June 30, 2016, cash and investments totaled $149.3 million.

●
In the second quarter of 2016, the Company repurchased 658,988 shares for $30.7 million, at an average price of $46.61 under its share repurchase program. As of June 30, 2016, $117.1 million remained authorized under the repurchase program.

Second Quarter 2016 Consumer Operating Metrics

●	Transacting customers totaled 3.3 million, an increase of 4% year-over-year.

●	Orders totaled 5.3 million, an increase of 5% year-over-year.

●	Average order value was $33.30, an increase of 2% year-over-year.

Business Outlook
Third Quarter 2016:

•	Net revenues to range from $179.2 million to $185.9 million, a year-over-year increase of 7.0% to 11.0%.

•	Gross profit margin to range from 36.7% to 37.8% of net revenues.

•	Operating loss to range from $(44.2) million to $(47.7) million.

•	Effective tax rate of 38.5%.

•	Net loss per share to range from $(0.90) to $(0.97).

•	Weighted average shares of approximately 34.0 million.

•	Adjusted EBITDA loss to range from $(1.0) million to $(4.0) million.

Full Year 2016:

•	Net revenues to range from $1.130 billion to $1.160 billion, a year-over-year increase of 6.7% to 9.5%.

•	Gross profit margin to range from 51.3% to 51.7% of net revenues.

•	Operating income to range from $40.8 million to $55.6 million.

•	Effective tax rate to range from 38.5% to 39.5%.

•	Net income per share to range from $0.31 to $0.58.

•	Weighted average shares of approximately 35.3 million.

•	Adjusted EBITDA to range from $210.0 million to $222.9 million, or 18.6% to 19.2% of net revenues.

•	Free cash flow, defined as adjusted EBITDA less capital expenditures, to range from $130.0 million to $132.9 million.

•	Capital expenditures to range from 7.1% to 7.8% of net revenues.

Notes to the Second Quarter 2016 Financial Results and Operating Metrics and 2016 Business Outlook
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization and stock-based compensation.
Free cash flow is a non-GAAP financial measure that the Company defines as adjusted EBITDA less purchases of property, plant, and equipment and capitalization of software development costs.
Consumer segment includes net revenues from stationery and greeting cards, photo books, calendars and photo-based merchandise, photo prints, and the related shipping revenues and rental revenue. Consumer also includes net revenues from advertising and sponsorship programs.
Shutterfly Business Solutions (SBS) includes net revenues primarily from variable, four-color direct marketing collateral manufactured and fulfilled for business customers.
Average Order Value (AOV) is defined as total net revenues (excluding SBS) divided by total orders.
The foregoing financial guidance replaces any of the Company’s previously issued financial guidance which should no longer be relied upon.

Second Quarter Conference Call
Management will review the second quarter 2016 financial results and its expectations for the third quarter and full year 2016 on a conference call on Wednesday, July 27, 2016 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).  To listen to the call and view the accompanying slides, please visit http://www.shutterflyinc.com. In the Investor Relations area, click on the link provided for the webcast, or dial (888) 317-6003 or (412) 317-6061, and enter the conference access code 8724055.  The webcast will be archived and available at http://www.shutterflyinc.com in the investor relations section.  A replay of the conference call will be available through Wednesday, August 10, 2016. To hear the replay, please dial (877) 344-7529 or (412) 317-0088, and enter access code 10088423.

Non-GAAP Financial Information
This press release contains non-GAAP financial measures.  Tables are provided at the end of this press release that reconcile the non-GAAP financial measures that the Company uses to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP gross profit margin, non-GAAP operating income (loss) and operating margin, adjusted EBITDA, and free cash flow. The method the Company uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from methods used by other companies.

To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to gross margins, operating income (loss), or net income (loss) determined in accordance with GAAP. For more information, please see Shutterfly's SEC Filings, including the most recent Form 10-K and Form 10-Q, which are available on the Securities and Exchange Commission's Web site at www.sec.gov.

Notice Regarding Forward-Looking Statements
This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding the Company's growth and financial expectations for the third quarter and full year 2016 set forth under the caption "Business Outlook," and statements about historical results that may suggest trends for our business. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy; changes in consumer discretionary spending as a result of the macroeconomic environment; the loss of sales partners for our products; our ability to expand our customer base, increase sales to existing customers and meet production requirements; our ability to successfully integrate acquired businesses and assets; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop and implement innovative, new products and services on a timely and cost-effective basis, including our next generation Shutterfly platform; consumer acceptance of our products and services; our ability to develop additional adjacent lines of business; unforeseen changes in expense levels; and competition and pricing strategies of our competitors, which could lead to pricing pressure. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of the Company's most recent Form 10-K and Form 10-Q, and the Company's other filings, which are available on the Securities and Exchange Commission's website at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

# # #

About Shutterfly, Inc.
Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands. Founded in 1999, the Shutterfly, Inc. family of brands includes Shutterfly, where your photos come to life in photo books, cards and gifts; Tiny Prints, premium cards and stationery for all life’s occasions; Wedding Paper Divas, wedding invitations and stationery for every step of the planning process; MyPublisher, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; BorrowLenses, the premier online marketplace for photographic and video equipment rentals; and GrooveBook, an iPhone and Android app and subscription service that prints up to 100 mobile phone photos in a GrooveBook and mails it to customers every month. For more information about Shutterfly, Inc. (SFLY), visit www.shutterflyinc.com.

Contacts Investor Relations: Shawn Tabak, 650-610-6026 stabak@shutterfly.com	Media Relations: Gretchen Sloan, 650-610-5276 gsloan@shutterfly.com

Shutterfly, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net revenues	$203,961	$183,879	$385,670	$343,857
Cost of net revenues	109,592	96,647	218,315	191,354
Gross profit	94,369	87,232	167,355	152,503
Operating expenses:
Technology and development	41,313	36,502	79,582	73,862
Sales and marketing	47,539	50,446	93,381	94,976
General and administrative	26,592	28,676	57,281	58,281
Total operating expenses	115,444	115,624	230,244	227,119
Loss from operations	(21,075)	(28,392)	(62,889)	(74,616)
Interest expense	(5,661)	(4,985)	(11,336)	(9,721)
Interest and other income, net	128	120	249	222
Loss before income taxes	(26,608)	(33,257)	(73,976)	(84,115)
Benefit from income taxes	10,123	9,480	28,055	15,235
Net loss	$(16,485)	$(23,777)	$(45,921)	$(68,880)

Net loss per share - basic and diluted	$(0.48)	$(0.63)	$(1.34)	$(1.82)

Weighted-average shares outstanding - basic and diluted	34,177	37,537	34,386	37,753

Stock-based compensation is allocated as follows:
Cost of net revenues	$1,081	$1,001	$2,305	$2,193
Technology and development	2,512	3,309	2,971	5,301
Sales and marketing	3,754	5,654	8,033	11,873
General and administrative	3,577	6,351	7,765	14,708
	$10,924	$16,315	$21,074	$34,075

Depreciation and amortization is allocated as follows:
Cost of net revenues	$13,842	$12,697	$27,384	$25,376
Technology and development	8,430	8,010	16,823	15,840
Sales and marketing	3,694	4,779	8,409	9,681
General and administrative	2,391	2,220	4,855	4,403
	$28,357	$27,706	$57,471	$55,300

Shutterfly, Inc.
Consolidated Balance Sheets
(In thousands, except par value amounts)
(Unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$99,249	$288,863
Short-term investments	31,564	22,918
Accounts receivable, net	28,946	55,222
Inventories	11,515	13,466
Prepaid expenses and other current assets	67,595	31,828
Total current assets	238,869	412,297
Long-term investments	18,504	29,005
Property and equipment, net	267,846	281,779
Intangible assets, net	51,763	62,323
Goodwill	408,975	408,975
Other assets	12,838	10,948
Total assets	$998,795	$1,205,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,642	$35,329
Accrued liabilities	71,522	149,134
Deferred revenue, current portion	25,243	27,329
Total current liabilities	108,407	211,792
Convertible senior notes, net	271,476	264,361
Other liabilities	110,078	123,112
Total liabilities	489,961	599,265
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized; 33,950 and 34,777 shares issued and outstanding on June 30, 2016 and December 31, 2015, respectively	3	4
Additional paid-in capital	926,956	900,218
Accumulated other comprehensive income (loss)	60	(68)
Accumulated deficit	(418,185)	(294,092)
Total stockholders' equity	508,834	606,062
Total liabilities and stockholders' equity	$998,795	$1,205,327

Shutterfly, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(45,921)	$(68,880)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	46,278	40,881
Amortization of intangible assets	11,193	14,419
Amortization of debt discount and transaction costs	7,115	6,728
Stock-based compensation	21,074	34,075
Loss on disposal of property and equipment	324	498
Deferred income taxes	(3,567)	(6,623)
Tax benefit from stock-based compensation	4,021	13,986
Excess tax benefits from stock-based compensation	(5,233)	(14,372)
Changes in operating assets and liabilities:
Accounts receivable	26,277	6,962
Inventories	1,951	2,552
Prepaid expenses and other assets	(34,045)	(20,563)
Accounts payable	(18,970)	(17,753)
Accrued and other liabilities	(77,504)	(77,470)
Net cash used in operating activities	(67,007)	(85,560)

Cash flows from investing activities:
Purchases of property and equipment	(33,067)	(28,935)
Capitalization of software and website development costs	(18,083)	(9,297)
Purchases of investments	(15,936)	(4,400)
Proceeds from the maturities of investments	17,890	32,358
Proceeds from sale of property and equipment	10,247	265
Net cash used in investing activities	(38,949)	(10,009)

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	685	2,312
Repurchases of common stock	(78,172)	(87,757)
Excess tax benefits from stock-based compensation	5,233	14,372
Principal payments of capital lease and financing obligations	(11,404)	(5,347)
Prepayment of accelerated share repurchase	—	(75,000)
Net cash used in financing activities	(83,658)	(151,420)

Net decrease in cash and cash equivalents	(189,614)	(246,989)
Cash and cash equivalents, beginning of period	288,863	380,543
Cash and cash equivalents, end of period	$99,249	$133,554

Supplemental schedule of non-cash investing / financing activities:
Net increase (decrease) in accrued purchases of property and equipment	$(5,565)	$2,242
Net increase in accrued capitalized software and website development costs	137	161
Stock-based compensation capitalized with software and website development costs	959	673
Increase in estimated fair market value of buildings under build-to-suit leases	—	16,414
Property and equipment acquired under capital leases	—	21,640

Shutterfly, Inc.
Consumer Metrics Disclosure

	Three Months Ended
	June 30,
	2016	2015
Consumer Metrics
Customers	3,259,915	3,134,346
year-over-year growth	4%

Orders	5,303,137	5,038,421
year-over-year growth	5%

Average order value*	$33.30	$32.50
year-over-year growth	2%

* Average order value excludes Shutterfly Business Solutions revenue. AOV for the second quarter of 2015 excluded a flash deal deferred revenue breakage catch-up.

Shutterfly, Inc.
Segment Disclosure
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Consumer
Net revenues	$176,617	$171,274	$331,998	$320,062
Cost of net revenues	85,276	83,387	171,613	164,165
Gross profit	91,341	87,887	160,385	155,897
Consumer gross profit margin	51.7%	51.3%	48.3%	48.7%

Shutterfly Business Solutions (SBS)
Net revenues	27,344	12,605	53,672	23,795
Cost of net revenues	21,810	10,245	41,520	20,133
Gross profit	5,534	2,360	12,152	3,662
SBS gross profit margin	20.2%	18.7%	22.6%	15.4%

Corporate (1)
Net revenues	—	—	—	—
Cost of net revenues	2,506	3,015	5,182	7,056
Gross profit	(2,506)	(3,015)	(5,182)	(7,056)

Consolidated
Net revenues	203,961	183,879	385,670	343,857
Cost of net revenues	109,592	96,647	218,315	191,354
Gross profit	$94,369	$87,232	$167,355	$152,503

Gross profit margin	46.3%	47.4%	43.4%	44.4%

(1) Corporate category includes activities that are not directly attributable or allocable to a specific segment. This category consists of stock-based compensation and amortization of intangible assets.

Shutterfly, Inc.
Reconciliation of GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2015	2015	2015	2015	2016	2016	2015

GAAP gross profit	$65,271	$87,232	$59,501	$319,347	$72,986	$94,369	$531,351
Stock-based compensation	1,192	1,001	952	989	1,224	1,081	4,134
Amortization of intangible assets	2,849	2,014	1,713	1,526	1,452	1,424	8,102
Non-GAAP gross profit	$69,312	$90,247	$62,166	$321,862	$75,662	$96,874	$543,587

Non-GAAP gross profit margin	43%	49%	37%	59%	42%	47%	51%

Shutterfly, Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2015	2015	2015	2015	2016	2016	2015

GAAP operating income (loss)	$(46,224)	$(28,392)	$(49,066)	$141,947	$(41,814)	$(21,075)	$18,265
Stock-based compensation	17,760	16,315	15,756	10,627	10,150	10,924	60,458
Amortization of intangible assets	7,684	6,735	6,379	6,252	6,119	5,074	27,050
Non-GAAP operating income (loss)	$(20,780)	$(5,342)	$(26,931)	$158,826	$(25,545)	$(5,077)	$105,773

Non-GAAP operating margin	(13)%	(3)%	(16)%	29%	(14)%	(2)%	10%

Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2015	2015	2015	2015	2016	2016	2015

GAAP net income (loss)	$(45,103)	$(23,777)	$(63,077)	$131,114	$(29,436)	$(16,485)	$(843)
Interest expense	4,736	4,985	5,613	5,664	5,675	5,661	20,998
Interest and other income, net	(102)	(120)	(433)	(89)	(121)	(128)	(744)
Tax (benefit) provision	(5,755)	(9,480)	8,831	5,258	(17,932)	(10,123)	(1,146)
Depreciation and amortization	27,593	27,707	28,933	29,044	29,114	28,357	113,277
Stock-based compensation	17,760	16,315	15,756	10,627	10,150	10,924	60,458
Non-GAAP Adjusted EBITDA	$(871)	$15,630	$(4,377)	$181,618	$(2,550)	$18,206	$192,000

Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2015	2015	2015	2015	2016	2016	2015

Net cash provided by (used in) operating activities	$(107,731)	$22,171	$(22,140)	$272,737	$(83,923)	$16,916	$165,037
Interest expense	4,736	4,985	5,613	5,664	5,675	5,661	20,998
Interest and other income, net	(102)	(120)	(433)	(89)	(121)	(128)	(744)
Tax (benefit) provision	(5,755)	(9,480)	8,831	5,258	(17,932)	(10,123)	(1,146)
Changes in operating assets and liabilities	113,075	(6,803)	134	(87,013)	99,917	2,374	19,393
Other adjustments	(5,094)	4,877	3,618	(14,939)	(6,166)	3,506	(11,538)
Non-GAAP Adjusted EBITDA	(871)	15,630	(4,377)	181,618	(2,550)	18,206	192,000
Less: Purchases of property and equipment	(13,978)	(17,199)	(15,117)	(12,972)	(5,497)	(22,005)	(59,266)
Less: Capitalized technology & development costs	(4,072)	(5,386)	(6,353)	(6,302)	(8,168)	(10,052)	(22,113)
Add: Capex adjustments [1]	—	—	—	—	—	9,827	—
Free cash flow	$(18,921)	$(6,955)	$(25,847)	$162,344	$(16,215)	$(4,024)	$110,621

[1] In the second quarter of 2016, the Company acquired and immediately sold $9.8 million of printers.

Shutterfly, Inc.
Reconciliation of Forward-Looking Guidance for Non-GAAP Financial Measures to GAAP Measures
(In millions, except per share amounts)

	Forward-Looking Guidance
	Three Months Ending September 30, 2016		Twelve Months Ending December 31, 2016
	Low	High	Low	High

Net revenues	$179.2	$185.9	$1,130.0	$1,160.0

GAAP gross profit margin	36.7%	37.8%	51.3%	51.7%

GAAP operating income (loss)	($47.7)	($44.2)	$40.8	$55.6
GAAP operating margin	(26.6%)	(23.8%)	3.6%	4.8%

GAAP operating income (loss)	($47.7)	($44.2)	$40.8	$55.6
Stock-based compensation	$13.0	$12.5	$48.9	$47.0
Amortization of intangible assets	$4.6	$4.6	$20.1	$20.1
Depreciation	$26.1	$26.1	$100.2	$100.2
Adjusted EBITDA	($4.0)	($1.0)	$210.0	$222.9
Adjusted EBITDA margin	(2.2%)	(0.5%)	18.6%	19.2%

Capital expenditures*			$80.0	$90.0
Capital expenditures as % of net revenues			7.1%	7.8%

Free cash flow**			$130.0	$132.9
Free cash flow as % of net revenues			11.5%	11.5%

Tax rate	38.5%	38.5%	39.5%	38.5%

Net income (loss) per share
Basic	($0.97)	($0.90)	—	—
Diluted	—	—	$0.31	$0.58

Weighted average shares
Basic	34.0	34.0	—	—
Diluted	—	—	35.3	35.3

* Excludes $9.8 million related to printers that were acquired and then immediately sold in the second quarter of 2016
** Free cash flow is defined as adjusted EBITDA less capital expenditures